[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
WWW.NYFIX.COM

                      NYFIX TO RESTATE FINANCIAL STATEMENTS

STAMFORD, CT, March 3, 2005: NYFIX, Inc. (NASDAQ:  NYFX), a leader in technology solutions for the financial  marketplace,  today  announced that it will restate its previously issued financial statements.

The Company is reviewing its accounting  for stock options in connection  with a previously  disclosed  stock  option  inquiry  by the  Securities  and  Exchange
Commission  and  has  concluded  that  it  incorrectly   accounted  for  certain
previously  issued stock option grants.  While the Company has not yet completed its review,  it believes that non-cash  compensation  expense,  primarily in the years  1999  to  2003,  was  materially  understated.  The  Company  has not yet determined  the  full  extent  of the  stock  option  adjustments  that  will be necessary.

In addition,  the Company has determined that the non-cash  valuation  allowance for deferred tax assets  established  at September  30, 2004 was  overstated  by approximately  $3.0 million,  which had the effect of  overstating  the net loss reported for the three and nine months ended  September 30, 2004 by this amount.
This was primarily a result of the existence of previously  unrecorded  deferred tax liabilities  related to the Company's 2002 and 2004  acquisitions of Javelin
Technologies, Inc. and EuroLink Network, Inc, respectively.

The  Company  has not  yet  determined  the  full  extent  of the  stock  option adjustments that will be necessary,  but anticipates that any deferred tax asset resulting therefrom will significantly offset the previously unrecorded deferred tax liabilities noted above.

As a result, the Company intends to restate its audited financial statements for the years ended December 31, 2003 and 2002 included in its 2004 Annual Report on
Form 10-K and is evaluating  whether it needs to restate its  unaudited  results for the three and nine months  ended  September  30,  2004  included in its Form
10-Q.  Inasmuch as the  adjustments  relate to  non-cash  items,  the  resulting restatement  will have no effect on the Company's  current cash position or cash flows from operations.

The  Company  believes  that the  aforementioned  restatements  will  constitute material weaknesses under Section 404 of the Sarbanes-Oxley Act of 2002.

TIMING OF 2004 ANNUAL REPORT ON FORM 10-K

The Company  expects to file for an automatic  extension of 15 calendar  days to file its 2004  Annual  Report on Form 10-K under rule  12b-25 of the  Securities
Exchange Act of 1934.

ABOUT NYFIX, INC.

NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate three data centers in the northeastern United States with additional data center hubs in London,  Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com and www.javtech.com.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  the  ability of the  Company to market and  develop  its  products.
Although   the   Company   believes   that  the   assumptions   underlying   the
forward-looking   statements  contained  herein  are  reasonable,   any  of  the
assumptions could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking  statements included in this press release will prove to be
accurate.   In  light  of  the   significant   uncertainties   inherent  in  the
forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by the Company or any other  person that the objectives and plans of the Company will be achieved.